Exhibit 10.2

AMENDMENT NO. 1 TO

CONSULTING AND IP AGREEMENT

This Amendment No. 1 to Consulting and IP Agreement, dated April 29, 2013 (the “First Amendment”), is entered into by and between INTERCEPT PHARMACEUTICALS, INC., a corporation organized and existing under the laws of Delaware, with its registered office at 18 Desbrosses Street, New York, NY 10013, USA (“INTERCEPT”) on the one hand and ROBERTO PELLICCIARI (“Consultant”), residing at Via U. Rocchi, 60, Perugia, Italy 06123, on the other hand.

RECITALS

WHEREAS, INTERCEPT and Consultant have entered into a Consulting and IP Agreement, dated as of January 1, 2012 (the “Agreement”);

WHEREAS, the Term (as defined in the Agreement) expired on December 31, 2012; and

WHEREAS, the Consultant has continued to provide Services (as defined in the Agreement) subsequent to the Term and the parties have decided to extend such Term.

NOW, THEREFORE, in consideration of the foregoing premises, INTERCEPT and Consultant hereby agree as follows:

ARTICLE 1:

The Term under the Agreement is extended for a one year period starting on January 1, 2013 (hereinafter the “Extended Term”). For the avoidance of doubt, as used throughout the Agreement, the Term shall include the Extended Term.

During the Extended Term, Consultant agrees to make himself available to render the Services, as requested by Intercept at such times and locations as may be mutually agreed and to perform such Services in a professional and workmanlike manner. INTERCEPT will pay to Consultant thirty thousand euros (€30,000) and seventy thousand euros (€70,000) on an annualized basis for consulting services and IP, respectively, during the Extended Term as follows: €25,000 on March 31, 2013; €25,000 on June 30, 2013; €25,000 on September 30, 2013; and €25,000 on December 31, 2013. All such payments shall be made in Euros, the lawful currency of the European Community within ten (10) business days of such payment due date.

INTERCEPT, in its sole discretion, may extend the Term of the Agreement by one additional year by way of an amendment to the Agreement.

ARTICLE 2:

The second paragraph of Article 5.3 of the Agreement is deleted and replaced in its entirety with the following:

Consultant covenants that, during the Term, (a) Consultant shall not enter into any agreement, whether written, oral or otherwise, that conflicts with or otherwise restricts or impedes his ability to fully perform the Services or any other obligations of his under this Agreement and (b) Consultant shall not take any action or fail to take any action with respect to any existing agreement (whether written, oral or otherwise) or any agreement (whether written, oral or otherwise) entered into during the Term that would create a conflict or otherwise impede his ability to fully perform the Services or any other obligations of his under this Agreement. Other than this Agreement and another agreement with INTERCEPT regarding discovery of TGR5 agonists, Consultant hereby represents that he is not party to any existing written or oral agreement, arrangement, understanding or other relationship pursuant to which he is obligated to render advice and services to a commercial entity in the synthetic, computational and analytical chemistry and screening to discover, identify, optimize and/or develop any chemical entity and/or active ingredient which is a selective or non-selective TGR5 receptor agonist. Consultant hereby agrees and acknowledges that, during the Term of this Agreement, he will not enter into any written or oral agreement, arrangement, understanding or other relationship pursuant to which he is obligated to render advice and services in the synthetic, computational and analytical chemistry and screening to discover, identify, optimize and/or develop any chemical entity and/or active ingredient which is a selective or non-selective TGR5 agonist.

ARTICLE 3:

This First Amendment shall be governed by and construed under the laws of the State of New York, U.S., without giving effect to the conflict of law principles thereof.

Any and all provisions of the Agreement not modified hereinabove shall remain in full force and effect.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

In witness whereof, the Parties have executed this amendment by their proper officers as of the date first set forth above.

INTERCEPT PHARMACEUTICALS, INC.

/s/ Mark Pruzanski
Name: Mark Pruzanski
Title:	President and Chief Executive Officer

CONSULTANT

/s/ Roberto Pellicciari
Name: Roberto Pellicciari

[Signature Page – Pellicciari Consulting Agreement (FXR)]

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